Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Ltd.

Houston, TX

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160776, effective November 24, 2009) and Form S-8 (No. 333-159882, effective June 10, 2009) of Gastar Exploration Ltd. of our reports dated March 10, 2011, relating to the consolidated financial statements and the effectiveness of Gastar Exploration Ltd.’s internal control over financial reporting in this Form 8-K.

/s/ BDO USA, LLP

Dallas, TX

May 26, 2011